Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated April 1, 2024 (except for Note 1, Note 8, and Note 12, as to which the date is June 25, 2024), of EzFill Holdings, Inc. relating to the audit of the consolidated financial statements as of December 31, 2023 and 2022, and for the periods then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

The Woodlands, Texas

November 19, 2024